EXHIBIT D
[FORM OF COMMON STOCK CERTIFICATE]

No. _________	PACESETTER CAPITAL CORP. Incorporated under the Laws of the State of Maryland	_______________Shares
CUSIP NO.

Common Stock	Par Value $.01 Per Share
SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT _____________________________________________________________________ IS THE OWNER OF
______________________________________________________________________ FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, WITH A PAR VALUE OF $.01 PER SHARE, OF PACESETTER CAPITAL CORP. (the “Corporation”), transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate if properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
WITNESS the seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated: _____________, 2006

PACESETTER CAPITAL CORP.
________________________________ Secretary	CORPORATE SEAL 2006 MARYLAND	________________________________ Chief Executive Officer

________________________________
Transfer Agent

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif Gift Min Act - __________ Custodian __________
TEN ENT	tenants by the entireties	(Cust) (Minor)
JT TEN	as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act: _______________________________
(State)
Additional Abbreviations may also be used though not in the above list.
IMPORTANT NOTICE
     The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section
2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. This Certificate and the shares of Common Stock represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
For Value Received, ____________________ hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
shares of the Common Stock represented by this Certificate, and do hereby irrevocably constitute and appoint ____________ Attorney, to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated	By:
______________________________	______________________________________________
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:
By:
_______________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).